                                                                    Exhibit 99.2

                                [SHS Letterhead]


                               ________ __, 1999


To:  Participants in the Employee Stock Ownership Plan of  Spring Hill Savings
     Bank

     As described in the enclosed materials, your proxy as a shareholder of SHS Bancorp, Inc. ("SHS") is being solicited in connection with an upcoming Special Meeting of Stockholders of SHS, at which stockholders of SHS will consider and vote upon a proposal to adopt an Agreement and Plan of Reorganization, dated as of July 21, 1999 (the "Reorganization Agreement"), by and between ESB Financial Corporation ("ESB") and SHS, pursuant to which, among other things, SHS will be merged with and into ESB. If the merger is approved and consummated each outstanding share of SHS common stock, will be converted into the right to receive, at the election of the holder, either 1.3 shares of common stock of ESB or $17.80 in cash, subject to election, allocation and proration procedures. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of SHS common stock allocated to your account under Spring Hill Savings Bank's Employee Stock Ownership Plan (the "ESOP") will be voted.

     Enclosed with this letter is a proxy statement/prospectus, which describes the matter to be voted upon, a voting instruction ballot for the ESOP, which will permit you to vote the shares allocated to your account under the ESOP, and a stamped, pre-addressed return envelope. After you have reviewed the proxy statement/prospectus, I urge you to vote your shares in the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to Joanne
C. Weinard. Your voting instructions will remain completely confidential. As trustee for the ESOP, I will vote as directed the shares held in the ESOP. No other person associated with SHS or Spring Hill Savings Bank will see the individual voting instructions.

     If your voting instructions are not received, the shares allocated to your account will be voted in the same proportion as the shares under the ESOP have voted.

     Your Board of Directors has determined the merger to be fair to and in the best interests of SHS and its stockholders and has unanimously approved the Reorganization Agreement and the transactions contemplated thereby. The Board of Directors unanimously recommends that stockholders vote FOR approval of the Reorganization Agreement.

     On behalf of the Board, I thank you for your attention to this important matter.

                                         Sincerely,



                                         Thomas F. Angotti
                                         President and Chief Executive Officer
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                               SHS BANCORP, INC.
                        Special Meeting of Stockholders
                                _______ __, 1999


     The undersigned, as a holder of Common Stock of SHS Bancorp, Inc. ("SHS") pursuant to Spring Hill Savings Bank's Employee Stock Ownership Plan (the "ESOP"), hereby instructs Thomas F. Angotti, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of SHS which the undersigned holds pursuant to the ESOP at the Special Meeting of Stockholders to be held at ________________________________, Pennsylvania, on _______ __, 1999 at __:__ _.m., Eastern Time, or any adjournment thereof.

     Shares of Common Stock of SHS will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares held by you pursuant to the ESOP will be voted FOR the proposal to adopt the Agreement and Plan of Reorganization, dated as of July 21, 1999, by and between ESB Financial Corporation ("ESB") and SHS. If you do not return this ballot, shares held by you pursuant to the ESOP will be voted in the same proportion as the shares under the ESOP have voted.

         IMPORTANT:  PLEASE DATE AND SIGN THIS BALLOT ON REVERSE SIDE.
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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

I plan to attend the
meeting

        [_]


1. Proposal to adopt an Agreement and Plan of Reorganization, dated as of July 21, 1999, by and between ESB Financial Corporation ("ESB") and SHS Bancorp, Inc. ("SHS"), and a related Agreement of Merger (together, the "Reorganization Agreement"), pursuant to which SHS will merge into ESB and each outstanding shares of SHS common stock, will be converted into the right to receive, at the election of the holder, either 1.3 shares of common stock of ESB or $17.80 in cash, subject to the election, allocation and proration procedures set forth in the Reorganization Agreement.


                      FOR  AGAINST  ABSTAIN

                      [_]    [_]      [_]

2. In their discretion, upon any other matter that may properly come before the Special Meeting of Stockholders or any adjournments thereof.

    The Board of Directors of SHS recommends a vote FOR approval of the Reorganization Agreement. Such votes are hereby solicited by the Board of Directors of SHS.


               Dated:  _____________________________, 1999

               Signature ____________________________________________

               Signature ____________________________________________


               Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.